EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Joal Redmond Corporate Communications 602-977-3797

CAPITOL BANCORP REPORTS FIRST QUARTER EARNINGS, UP 24%

1st QUARTER 2006 HIGHLIGHTS

• Net income grew 24%
• Diluted earnings per share climbed 17% year-over-year
• Assets reflect 17% annualized growth rate
• Revenues increased 15% versus last year
• Wealth management subsidiary launched

LANSING, Mich. and PHOENIX: April 20, 2006:  Capitol Bancorp Limited (NYSE: CBC) today reported first quarter net income exceeding $9.9 million, an increase of 24 percent from the $8.0 million reported for the first quarter of 2005. Basic and diluted earnings per share (EPS) were $0.64 and $0.61, up 16 percent and 17 percent, respectively, from $0.55 and $0.52 for the first quarter of 2005. With annualized growth of 17 percent in the first three months of 2006, consolidated assets amounted to $3.6 billion at March 31, 2006, compared to $3.2 billion a year ago. Total portfolio loans exceeded $3.0 billion, increasing 11 percent when compared to the approximate $2.8 billion reported at March 31, 2005. Total deposits surpassed $2.9 billion, reflecting a 22 percent increase on an annualized basis.

“We continue to experience steady growth in the balance sheet as our network of community banks expands,” said Joseph D. Reid, Capitol Bancorp’s Chairman and CEO. “Core earnings growth and asset quality remain top priorities as does managing expansion in a challenging interest rate environment.”

In the first quarter of 2006, Capitol Bancorp opened a de novo community bank in Salisbury, North Carolina and announced the formation of a wealth management subsidiary, Capitol Wealth Advisors, headquartered in Charlotte, North Carolina.

“The launch of this new wealth management subsidiary enables us to provide our national network of 42 community banks with a product and service menu to expand and strengthen customer relationships,” said Reid.

In addition, the Corporation currently has applications pending for seven de novo community banks in the states of Arizona, Georgia (2), Indiana, Nevada, Ohio and Washington. Stockholders’ equity, which exceeds $310 million, is the primary element of a nearly $500 million capital base currently supporting the Corporation’s nationwide operations.

Quarterly Performance Highlights
Consolidated net operating revenues grew 15 percent to $46.5 million for the first quarter of 2006, compared with $40.4 million for the first quarter of 2005 while operating expenses of $31.8 million represent a 20 percent increase year-over-year.

“Increased costs typically attributable to the early stages of aggressive de novo development at Capitol Bancorp result in the level of negative operating leverage we are currently experiencing,” said Reid. “As in the past, as recently launched community banks begin to mature, we have experienced the revenue momentum that typically characterizes our operating leverage migrating back into positive territory.”

Consolidated first quarter net income reached nearly $10 million, up 24 percent from the $8.0 million realized for the first quarter of 2005, while diluted EPS increased more than 17 percent versus a year ago, even with a nearly 7 percent increase in the Corporation’s outstanding share count to approximately 15.9 million common shares.

Balance Sheet
The Corporation’s equity-to-asset ratio was 8.56 percent at March 31, 2006, compared with 8.04 percent at March 31, 2005.  The Corporation’s total capital-to-asset ratio was 13.8 percent at March 31, 2006, as total capital approximated $500 million on the Corporation’s record-level $3.6 billion consolidated balance sheet, a 24 percent year-over-year increase.

Capitol Bancorp’s key measures of asset quality remained strong. The ratio of nonperforming assets to total assets was 0.88 percent at March 31, 2006, level on a linked-quarter basis and improved from the 0.93 percent recorded at March 31, 2005. The ratio of nonperforming loans to total portfolio loans was 0.87 percent at March 31, 2006, consistent with recent quarters. The allowance for loan losses (as a percentage of total portfolio loans) was 1.36 percent at March 31, 2006, also consistent with recent quarters but reflecting a stronger coverage ratio of nonperforming loans at approximately 156 percent, versus 152 percent linked quarter and 155 percent a year ago. Consolidated net charge-offs (as a percentage of average portfolio loans on an annualized basis) reflected improvement versus recent quarters, measuring 0.19 percent for the first quarter of 2006, compared with 0.27 percent for the year-earlier period and 0.34 percent for the previous quarter.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $3.6 billion national community bank development company, with a network of 42 separately chartered banks and bank operations in 13 states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

###

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	March 31			December 31
	2006	2005		2005	2004

Condensed statements of operations:
Interest income	$63,097	$49,921		$224,439	$179,089
Interest expense	21,744	14,118		67,579	47,496
Net interest income	41,353	35,803		156,860	131,593
Provision for loan losses	2,456	2,023		10,960	12,708
Noninterest income	5,110	4,573		21,048	19,252
Noninterest expense	31,832	26,474		117,289	97,787
Income before income taxes	14,334	12,575		55,157	41,415

Net income	$9,953	$8,015		$35,925	$26,716

Per share data:
Net income - basic	$0.64	$0.55		$2.42	$1.88
Net income - diluted	0.61	0.52		2.34	1.79
Book value at end of period	19.53	17.33		19.13	17.00
Common stock closing price at end of period	$46.75	$30.25		$37.44	$35.22
Common shares outstanding at end of period	15,897,000	14,921,000		15,776,000	14,829,000
Number of shares used to compute:
Basic earnings per share	15,642,000	14,648,000		14,867,000	14,183,000
Diluted earnings per share	16,392,000	15,413,000		15,365,000	14,891,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2006	2005	2005	2005	2005
Condensed statements of financial position:
Total assets	$3,627,124	$3,475,721	$3,446,329	$3,341,000	$3,215,193
Portfolio loans	3,069,600	2,991,189	2,888,566	2,843,508	2,759,444
Deposits	2,938,348	2,785,259	2,799,443	2,721,257	2,604,864
Stockholders' equity	310,419	301,866	280,234	266,083	258,638
Total capital	$499,334	$486,644	$451,285	$433,564	$402,806

Key performance ratios:
Return on average assets	1.13%	1.16%	1.14%	1.01%	1.02%
Return on average equity	13.12%	14.02%	14.18%	12.80%	12.55%
Net interest margin	5.06%	5.21%	5.19%	5.06%	4.90%
Efficiency ratio	68.51%	66.91%	66.22%	64.90%	65.57%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.36%	1.36%	1.36%	1.37%	1.37%
Total nonperforming loans / portfolio loans	0.87%	0.89%	0.87%	0.94%	0.88%
Total nonperforming assets / total assets	0.88%	0.88%	0.82%	0.90%	0.93%
Net charge-offs (annualized) / average portfolio loans	0.19%	0.34%	0.24%	0.27%	0.27%
Allowance for loan losses / nonperforming loans	156.33%	151.72%	155.67%	144.71%	154.58%

Capital ratios:
Stockholders' equity / total assets	8.56%	8.68%	8.13%	7.96%	8.04%
Total capital / total assets	13.77%	14.00%	13.09%	12.98%	12.53%

 Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31
	2006	2005
INTEREST INCOME:
Portfolio loans (including fees)	$60,143	$48,237
Loans held for resale	523	637
Taxable investment securities	263	235
Federal funds sold	1,818	621
Other	350	191
Total interest income	63,097	49,921
INTEREST EXPENSE:
Deposits	17,782	10,571
Debt obligations and other	3,962	3,547
Total interest expense	21,744	14,118
Net interest income	41,353	35,803
PROVISION FOR LOAN LOSSES	2,456	2,023
Net interest income after provision for loan losses	38,897	33,780
NONINTEREST INCOME:
Service charges on deposit accounts	1,031	1,011
Trust fee income	867	605
Fees from origination of non-portfolio residential mortgage loans	1,289	1,265
Gain on sale of investment securities available for sale		1
Other	1,923	1,691
Total noninterest income	5,110	4,573
NONINTEREST EXPENSE:
Salaries and employee benefits	21,550	17,217
Occupancy	2,678	2,300
Equipment rent, depreciation and maintenance	1,966	1,439
Other	5,638	5,518
Total noninterest expense	31,832	26,474
Income before income taxes and minority interest	12,175	11,879
Income taxes	4,381	4,560
Income before minority interest	7,794	7,319
Minority interest in net loss of consolidated subsidiaries	2,159	696

NET INCOME	$9,953	$8,015

NET INCOME PER SHARE
Basic	$0.64	$0.55

Diluted	$0.61	$0.52

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	March 31	December 31
	2006	2005
ASSETS

Cash and due from banks	$165,078	$157,963
Money market and interest-bearing deposits	26,344	19,846
Federal funds sold	186,144	128,299
Cash and cash equivalents	377,566	306,108
Loans held for resale	22,109	21,638
Investment securities:
Available for sale, carried at market value	25,195	25,929
Held for long-term investment, carried at amortized cost which
approximates market value	20,766	17,745
Total investment securities	45,961	43,674
Portfolio loans:
Commercial	2,768,610	2,688,361
Real estate mortgage	205,948	212,142
Installment	95,042	90,686
Total portfolio loans	3,069,600	2,991,189
Less allowance for loan losses	(41,600)	(40,559)
Net portfolio loans	3,028,000	2,950,630
Premises and equipment	45,235	41,629
Accrued interest income	13,582	13,719
Goodwill and other intangibles	50,232	50,378
Other assets	44,439	47,945

TOTAL ASSETS	$3,627,124	$3,475,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing	$610,924	$591,229
Interest-bearing	2,327,424	2,194,030
Total deposits	2,938,348	2,785,259
Debt obligations:
Notes payable and short-term borrowings	167,268	175,729
Subordinated debentures	100,964	100,940
Total debt obligations	268,232	276,669
Accrued interest on deposits and other liabilities	22,174	28,089
Total liabilities	3,228,754	3,090,017

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	87,951	83,838

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2006 - 15,897,294 shares
2005 - 15,776,192 shares	218,372	216,539
Retained earnings	92,333	85,553
Market value adjustment (net of tax effect) for investment securities
available for sale (accumulated other comprehensive income/loss)	(286)	(226)
Total stockholders' equity	310,419	301,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,627,124	$3,475,721

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	2006	2005
Allowance for loan losses at January 1	$40,559	$37,572

Loans charged-off:
Commercial	(1,718)	(2,071)
Real estate mortgage	(25)	--
Installment	(112)	(252)
Total charge-offs	(1,855)	(2,323)
Recoveries:
Commercial	353	410
Real estate mortgage	1	--
Installment	86	43
Total recoveries	440	453
Net charge-offs	(1,415)	(1,870)
Additions to allowance charged to expense	2,456	2,023

Allowance for loan losses at March 31	$41,600	$37,725

Average total portfolio loans for period ended March 31	$3,010,849	$2,726,965

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.19%	0.27%

ASSET QUALITY (in thousands):

	March 31	Dec 31
	2006	2005
Nonaccrual loans:
Commercial	$19,179	$19,734
Real estate mortgage	2,009	1,734
Installment	1,399	1,154
al Total nonaccrual loans	22,587	22,622

Past due (>90 days) loans:
Commercial	3,493	3,235
Real estate mortgage	366	592
Installment	165	283
Total past due loans	4,024	4,110

Total nonperforming loans	$26,611	$26,732

Real estate owned and other repossessed assets	5,275	3,745

Total nonperforming assets	$31,886	$30,477

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS:

	Three Months Ended March 31
	2006	2005

Numerator—net income for the period	$9,953,000	$8,015,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	15,641,710	14,648,473
Weighted average number of unvested shares of restricted common stock outstanding	60,991	215,489
Effect of other dilutive securities--stock options	689,659	549,430

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	16,392,360	15,413,392

Number of antidilutive stock options excluded from diluted earnings per share computation	--	206,042

AVERAGE BALANCES (in thousands):

	Three Months Ended March 31
	2006	2005

Portfolio loans	$3,010,849	$2,726,965
Earning assets	3,267,324	2,919,989
Total assets	3,513,485	3,139,039
Deposits	2,826,398	2,542,356
Stockholders’ equity	303,507	255,363

Capitol Bancorp’s National Network of Community Banks

Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Southeast Region:
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta - LPO	Atlanta, Georgia

Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California

Northwest Region:
Bank of Bellevue	Bellevue, Washington